Exhibit 99.1

NEWS RELEASE

CONTANGO SILVER & GOLD INC.

Contango Completes Merger with Dolly Varden

FAIRBANKS, AK / VANCOUVER, BC — (March 26, 2026) — Contango Silver & Gold Inc. (“Contango” or the “Company”) (NYSE American: CTGO) and Dolly Varden Silver Corporation (“Dolly Varden”) are pleased to announce they have completed their previously announced merger (the “Arrangement”), following receipt of all required shareholder and court approvals. An application has been submitted to the Toronto Stock Exchange to list the Contango Shares (as defined below) and it is expected that the Contango Shares will be listed shortly, subject to satisfaction of applicable listing requirements and approval of the Toronto Stock Exchange.

With the completion of the transaction, all issued and outstanding Dolly Varden common shares have been acquired by 1566004 B.C. Ltd. (“Acquireco”), an indirect wholly owned subsidiary of Contango, under a statutory plan of arrangement. Each Dolly Varden common share has been exchanged for 0.1652 of a share of voting common stock in Contango (each whole share being, a “Contango Share”), or, for Eligible Holders (as such term is defined in the Arrangement Agreement, as defined below) who validly elected, 0.1652 of an exchangeable share in the capital of Acquireco (each whole share being, an “Exchangeable Share”), in each case subject to the terms and conditions of the arrangement agreement dated December 7, 2025, as amended February 11, 2026, between the Company, Dolly Varden and Acquireco (the “Arrangement Agreement”). The Exchangeable Shares are exchangeable for Contango Shares on a one-for-one basis subject to adjustment. All Dolly Varden stock options outstanding at closing were deemed to be exchanged for equivalent securities to acquire Contango Shares, adjusted in accordance with the exchange ratio noted above. Pursuant to the Arrangement, Contango issued 13,686,278 Contango Shares and replacement options to purchase 417,048 Contango Shares, and Acquireco issued 1,597,301 Exchangeable Shares. After completion of the transaction, there are 30,507,599 outstanding Contango Shares, excluding the Exchangeable Shares. For further information on the Arrangement, please refer to the Company’s definitive proxy statement dated February 13, 2026, which can be accessed online on Contango’s website at www.contangoore.com/investors/special-meeting and under the Company’s EDGAR profile, and Dolly Varden’s management information circular prepared in respect of the arrangement, which can be accessed online under Dolly Varden’s SEDAR+ profile.

The combined entity, renamed Contango Silver & Gold Inc., brings together Contango’s cash-flowing Manh Choh Gold Mine and advanced high-grade exploration projects in Alaska with Dolly Varden’s high-grade Kitsault Valley silver-gold project in British Columbia’s Golden Triangle – one of the most prolific mineral belts in the world.

The merger creates a powerful North American mid-tier precious metals producer with:

•	A portfolio of high-grade precious metals assets spanning advanced exploration to production stage projects in Alaska and British Columbia.

•	More than US$100 million in combined cash and minimal debt, providing a robust platform for growth.

•	A balanced 50/50 ownership split between Contango and former Dolly Varden shareholders.

Contango is being led by Rick Van Nieuwenhuyse, Chief Executive Officer, Shawn Khunkhun, President and Mike Clark, Executive Vice President & Chief Financial Officer. The Board of Directors includes Clynt Nauman (Chairman), Brad Juneau, Darren Devine, Mike Cinnamond, Tim Clark, Rick Van Nieuwenhuyse, and Shawn Khunkhun, reflecting balanced representation and deep industry expertise.

“This merger marks the start of an exciting new chapter,” said Rick Van Nieuwenhuyse, CEO of Contango Silver & Gold. “By combining Contango’s cash-flowing Manh Choh mine, the advanced stage exploration Lucky Shot and Johnson Tract projects, and the district scale exploration of high-grade silver in the Kitsault Valley, we are building a uniquely positioned gold and silver focused company with a strong balance sheet and production base, significant growth potential, and exceptional exploration upside.”

Shawn Khunkhun, President of Contango Silver & Gold remarked, “Contango Silver & Gold offers investors exposure to an emerging North American mid-tier producer focused on high-grade silver and gold assets. Our current value proposition is compelling on a cash flow basis, supported by strong production potential and disciplined capital management. Beyond near-term cash flow, the most significant upside may lie in the optionality embedded within our portfolio. Our unique pipeline of high-grade primary silver and gold projects provides meaningful leverage to rising metal prices, as well as long-term growth potential through exploration and development success.”

With completion of the acquisition, the Dolly Varden common shares are expected to be delisted from the TSX Venture Exchange at the close of trading on March 27, 2026 and from the NYSE American on April 6, 2026. Dolly Varden will make an application to cease to be a reporting issuer in Canada shortly thereafter. Contango has applied to list Contango Shares on the Toronto Stock Exchange, subject to satisfaction of applicable listing requirements and approval of the Toronto Stock Exchange.

CONFERENCE CALL AND WEBCAST

Contango will host a conference call and webcast to discuss the new company on Thursday, March 26, 2026, at 1:00pm EST / 10:00am PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/introducing-contango-silver-and-gold.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, and (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Colombia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding any anticipated benefits of the transaction, Contango’s plans and expectations for its properties and operations, operations in respect of Contango mineral properties, terms and conditions relating to the Exchangeable Shares, the anticipated timing of the delisting of the Dolly Varden shares from the TSX-V and NYSE American and the listing of the Contango Shares on the Toronto Stock Exchange. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com